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                                  EXHIBIT 23(a)
                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Worthington Industries, Inc. 2000 Stock Option Plan for Non-Employee Directors of our report dated June 16, 2000, with respect to the consolidated financial statements of Worthington Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 2000 and our report dated August 25, 2000 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.








                                                     /s/Ernst & Young LLP


Columbus, Ohio
December 21, 2000